As filed with the Securities and Exchange Commission on August 6, 2004

Registration No. 333-95035

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PINNACLE WEST CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

ARIZONA (State or other jurisdiction incorporation or organization)	86-0512431 (I.R.S. Employer Identification No.)

400 NORTH FIFTH STREET
P.O. BOX 53999,
PHOENIX, ARIZONA 85072-3999
(Address of Principal Executive Offices) (Zip Code)

The Pinnacle West Capital Corporation Savings Plan

(Full title of the Plan)

Matthew P. Feeney
SNELL & WILMER L.L.P.
One Arizona Center
Phoenix, AZ 85004-2202
(Name and Address of Agent for Service)
(602) 382-6239
(Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-95035) shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933, as amended.

SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.2

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-95035) is to add Exhibit 5.1, Opinion of Snell & Wilmer L.L.P.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 6th day of August, 2004.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

By: /s/ William J. Post

William J. Post, Chairman of the Board of
Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William J. Post (William J. Post, chairman of the Board of Directors and Chief Executive Officer)	Principal Executive Officer and Director	August 6, 2004
/s/ Jack E. Davis (Jack E. Davis, President and Chief Operating Officer)	Director	August 6, 2004
/s/ Donald E. Brandt (Donald E. Brandt, Executive Vice President and Chief Financial Officer)	Principal Accounting Officer and Principal Financial Officer	August 6, 2004
* (Edward N. Basha, Jr.)	Director	August 6, 2004
* (Michael L. Gallagher)	Director	August 6, 2004

Signature	Title	Date
* (Pamela Grant)	Director	August 6, 2004
* (Roy A. Herberger, Jr.)	Director	August 6, 2004
* (Martha O. Hesse)	Director	August 6, 2004
*	Director	August 6, 2004
(William S. Jamieson, Jr.)
*	Director	August 6, 2004
(Humberto S. Lopez)
Director
(Kathryn L. Munro)
Director
(Bruce J. Nordstrom)
Director
(William L. Stewart)
* By /s/ Barbara M. Gomez Barbara M. Gomez, Attorney-in-Fact)		August 6, 2004

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Pinnacle West Capital Corporation Savings Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 6th day of August, 2004.

The Pinnacle West Capital Corporation
Savings Plan

By: Administrative Committee
By: /s/ Armando B. Flores

Armando B. Flores, Chairman

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Snell & Wilmer L.L.P.
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (see page II-4 in Registration Statement No. 333-95035 filed January 20, 2000)